Exhibit 10.29

Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K on the basis that the registrant customarily and actually treats that information as private or confidential and the omitted information is not material. Information that has been omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Dated 4 December 2020

GRAB, INC.

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[***]

INVESTMENT AGREEMENT

TABLE OF CONTENTS

SECTION 1. DEFINITIONS AND INTERPRETATION		3

1.1.	Definitions.	3

1.2.	Interpretation.	3

SECTION 2. ORGANIZATION OF THE CORPORATION		3

2.1.	Purpose and Organizational Documents.	3

2.2.	Present Capital Structure of the Corporation.	4

SECTION 3. INVESTMENT AND EQUITY RESTRUCTURING		4

3.1.	Special Purpose Vehicle Covenant.	4

3.2.	Continuing Covenants and Undertakings of [***] in respect of the SPV	5

3.3.	Equity Restructuring Covenant.	5

3.4.	Post-Investment and Equity Restructuring Capital Structure	7

SECTION 4. MANAGEMENT OF THE CORPORATION		7

4.1.	Shareholders.	7

4.2.	Board of Directors.	8

4.3.	Officers.	11

4.4.	Dividend Policy.	11

4.5.	Deadlock.	12

SECTION 5. RESTRICTIONS ON ISSUANCES AND TRANSFERS OF SHARES		12

5.1.	Pre-emptive rights in respect of issuances of shares.	12

5.2.	Restrictions on voluntary transfers of shares.	13

5.3.	Involuntary transfers; Right of redemption.	16

SECTION 6. EVENTS OF DEFAULT		16

6.1.	Events of Default.	16

6.2.	Notice of Any Event of Default.	18

6.3.	Consequences of Default.	18

SECTION 7. CALL OPTION		19

7.1.	Deadlock Call Option.	19

7.2.	Default Call Option.	20

7.3.	Grab Call Option.	21

7.4.	Disputes Regarding the Call Option Price	22

7.5.	Non-Assignability of Call Options.	22

7.6.	Option Warranties.	22

7.7.	Option Completion.	22

SECTION 8. REPRESENTATIONS AND WARRANTIES		23

8.1.	Mutual representations and warranties.	23

8.2.	[***]’s representations and warranties.	24

SECTION 9. TERM AND TERMINATION		25

9.1.	Effectivity.	25

9.2.	Term.	25

9.3.	Effect of Termination.	25

SECTION 10. UNDERTAKINGS AND COVENANTS		25

10.1.	Nationality.	25

10.2.	Non-Competition.	25

10.3.	Confidentiality.	26

10.4.	Further acts.	26

10.5.	Mutual cooperation.	26

SECTION 11. MISCELLANEOUS		27

11.1.	Entire agreement.	27

11.2.	Assignability.	27

11.3.	Amendment.	27

11.4.	Costs and expenses.	27

11.5.	Notices.	27

11.6.	Dispute Resolution.	28

11.7.	Governing Law.	29

11.8.	No Waiver.	29

11.9.	Counterparts.	29

SCHEDULE 1. DEFINITIONS.		31

SCHEDULE 2. EQUITY RESTRUCTURING PLAN.		36

SCHEDULE 3. SHAREHOLDER RESERVED MATTERS.		40

SCHEDULE 4. BOARD RESERVED MATTERS.		41

SCHEDULE 5. COMPETITORS.		43

ANNEX A-1. FORM OF AMENDED ARTICLES OF INCORPORATION (PRE- CONVERSION).		45

ANNEX A-2. FORM OF AMENDED ARTICLES OF INCORPORATION (POST- CONVERSION).		55

ANNEX B. FORM OF AMENDED BY-LAWS.		65

ANNEX C. FORM OF DEED OF ABSOLUTE SALE.		79

ANNEX D. FORM OF ACCESSION AND AMENDMENT AGREEMENT.		81

ANNEX E. FORM OF ACCESSION AGREEMENT.		83

INVESTMENT AGREEMENT

This Investment Agreement (this “Agreement”) dated                  2020 is entered into by and between:

GRAB, INC., an exempt company limited by shares incorporated under the laws of the Cayman Islands and having its registered address at c/o International Corporation Services Ltd., Harbour Place, 2nd Floor, 103 South Church Street, PO Box 472, Grand Cayman, KY1-1106 (“Grab”);

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[***], of legal age, Filipino, married, and a resident of No. 21 Tamarind Road, Forbes Park, Makati City, (“[***]”).

Grab, [***], and their respective successors and permitted assigns shall hereinafter be individually referred to as a “Party” and collectively as the “Parties”. Grab, [***], and any other person who becomes a shareholder of the Corporation and agrees to be bound by the provisions of this Agreement by executing and delivering to the other Parties the Accession and Amendment Agreement (and their respective successors and permitted assigns) shall hereinafter be individually referred to as a “Shareholder” and collectively as the “Shareholders”.

RECITALS:

(A)

GRAB PH Holdings Inc. (the “Corporation”) is a corporation duly organized and existing under the laws of the Philippines with SEC Registration No. CS201918550 and having its current registered address at 12th Floor Wilcon IT Hub Building, 2251 Chino Roces Avenue, Makati City.

(B)

Except with respect to those Common Shares registered in the names of the members of the Company’s board of directors, who hold such shares in trust for [***], [***] is the legal and beneficial and registered owner of Seven Million Five Hundred Thousand (7,500,000) Common Shares of the Corporation, with a par value of One Peso (PhP1.00) per share, constituting sixty percent (60%) of the Corporation’s issued and outstanding capital stock (which shares are presently registered in the name of [***] (“[***]”) in the stock and transfer book of the Corporation, pending issuance of the Certificate Authorizing Registration in respect of [***]’s sale and transfer of said shares in favor of [***]).

(C)

Except with respect to those Common Shares registered in the names of the members of the Company’s board of directors, who hold such shares in trust for Grab, Grab is legal and beneficial and registered owner of Five Million (5,000,000) Common Shares of the Corporation, with a par value of One Peso (PhP1.00) per share, constituting forty percent (40%) of the issued and outstanding capital stock of the Corporation.

(D)	The Corporation is the legal and beneficial owner of:

(i)

Sixty Thousand (60,000) shares of MYTAXI.PH, Inc., doing business under the name and style of GRABTAXI (“MTPH”), with a par value of One Hundred Pesos (PhP100.00) per share, constituting sixty percent (60%) of the issued and outstanding capital stock of MTPH (which shares are presently registered in the name of [***] in the stock and transfer book of the MTPH, pending issuance of the Certificate Authorizing Registration in respect of [***]’s sale and transfer of said shares in favor of the Corporation).

MTPH is a corporation organized and existing under the laws of the Philippines engaged in providing an internet cloud based booking service for customers to find, locate, and secure the services of the Corporation’s partner transport service providers using a smartphone or through web-based applications with internally developed web-based service and technology which shall be available on a smartphone or tablet that has GPS map capabilities issued to partner transport service providers which optimize the matching between the customer and accredited partner transport service providers demand and supply in accordance with the regulations of the Land Transportation Franchising & Regulatory Board; and

(ii)

Two Hundred Twenty Four Thousand and Seven Hundred and Thirty Six (224,736) shares of GRABEXPRESS INC. (“GrabExpress”), with a par value of One Hundred Pesos (PhP100.00) per share, constituting sixty percent (60%) of the issued and outstanding capital stock of GrabExpress (which shares are presently registered in the name of [***] in the stock and transfer book of the GrabExpress, pending issuance of the Certificate Authorizing Registration in respect of [***]’s sale and transfer of said shares in favor of the Corporation).

GrabExpress is a corporation organized and existing under the laws of the Philippines engaged in making available software applications that allow users to instantly provide or receive express delivery services of parcels, documents, packages, and other items, and contact information in the Philippines through mobile devices.

(E)

The Corporation intends to acquire sixty percent (60%) of the outstanding capital stock of GRABBIKE INC. (“GrabBike”). GrabBike is a corporation organized and existing under the laws of the Philippines engaged in making available software applications that allow users to instantly provide or receive bike transport services and contact information in the Philippines through mobile devices.

(F)

The Parties have agreed to enter into this Agreement to set out their agreements on the restructuring of their respective investments in the Corporation, the fundamental terms for the organization and operations of the Corporation and the OpCos, as well as the conditions which shall govern their relationship, rights and obligations as direct shareholders of the Corporation and indirect shareholders of the OpCos.

NOW, THEREFORE, in consideration of the terms and conditions contained herein, the Parties hereby agree as follows:

SECTION 1. DEFINITIONS AND INTERPRETATION

1.1.	Definitions.

In this Agreement, where the context so admits, capitalized terms shall have the meanings assigned to them in Schedule 1 (Definitions).

1.2.	Interpretation.

1.2.1.	The headings in this Agreement are inserted for ease of reference only and shall not limit or affect the interpretation of the provisions hereof.

1.2.2.

Unless the context otherwise requires, words denoting the singular include the plural and vice versa, words denoting persons include corporations, partnerships and other legal persons, and references to a person include its successors and assigns.

1.2.3.

Reference to an agreement shall be construed as a reference to that agreement as the same may be amended, varied, supplemented, novated or assigned in accordance with the provisions thereof including, without limitation, any amendment or variation which increases or otherwise affects the liabilities of any party thereto.

1.2.4.

This Agreement and the documents executed pursuant to its provisions are the result of negotiations between the Parties. Accordingly, this Agreement and such documents shall be deemed to be the product of all Parties thereto, and no ambiguity in the language used shall be construed in favor of or against a Party.

SECTION 2. ORGANIZATION OF THE CORPORATION

2.1.	Purpose and Organizational Documents

2.1.1.

The Corporation’s primary purpose as stated in its Articles of Incorporation is to purchase, subscribe for, or otherwise acquire and own, hold, use, invest in, develop, sell, assign, transfer, lease, take options to, mortgage, pledge, exchange, and in all ways deal with, personal and real property of every kind and description, including shares of capital stock of corporations, bonds, notes, evidence of indebtedness, and other securities, contracts or obligations of any corporation, domestic, or foreign, without engaging in dealership in securities, in the stock brokerage business, in the business of an investment company, or in financial leasing.

2.1.2.

In the event of conflict at any time between the Organizational Documents of the Corporation, on the one hand, and the provisions of this Agreement, on the other, the latter shall prevail, and the Shareholders agree to do all such acts and things and sign and execute all such documents and instruments as may be necessary, desirable or expedient to make the necessary changes in the Organizational Documents to remove such inconsistency or otherwise give effect to the provisions of this Agreement.

2.1.3.

Each of the Shareholders covenants and agrees that it shall exercise all of its rights as shareholder and it shall vote or cause to be voted the Shares it owns or controls, as well as cause its Nominee Directors to exercise their rights as directors, to faithfully comply with and perform all of its obligations as to accomplish and give effect to the terms and conditions of this Agreement.

2.2.	Present Capital Structure of the Corporation

As of the Effective Date, the Corporation has an authorized capital stock of Fifty Million Pesos (PhP50,000,000.00), divided into Fifty Million (50,000,000) Common Shares, with a par value of One Peso (PhP1.00) per share. The Corporation’s subscribed and paid-up capital stock is as follows:

Shareholder	Type of Shares	Number of Shares Subscribed	Amount Subscribed (in PhP)	Amount Paid (in PhP)
Grab, Inc.	Common	4,999,998	4,999,998.00	4,999,998.00
[***]	Common	7,499,998	7,499,998.00	7,499,998.00
[***]	Common	1	1.00	100.00
[***]	Common	1	1.00	100.00
[***]	Common	1	1.00	100.00
[***]	Common	1	1.00	100.00

Total		12,500,000	12,500,000.00	12,500,000.00

SECTION 3. INVESTMENT AND EQUITY RESTRUCTURING

3.1.	Special Purpose Vehicle Covenant.

3.1.1.	Within fifteen (15) Business Days from the execution of this Agreement, [***] shall file an application with the SEC for the incorporation of a special purpose company (the “SPV”), which shall be:

(a)

wholly-owned by [***] (except for shares registered in the names of the incorporators and nominee directors for the purpose of qualifying such nominees to be incorporators of and directors in the SPV);

(b)	authorized in its primary purpose stated in its articles of incorporation to act as a holding company; and

(c)	sufficiently capitalized to subscribe to the Preferred Shares as provided in Section 3.3.3(a).

3.1.2.

All fees, charges, costs, expenses and taxes incurred by reason of, in connection with, or due on the incorporation of the SPV (including the payment of advisory fees, if applicable) shall be for the sole account of [***].

3.1.3.

[***] shall procure the completion of the incorporation of the SPV as soon as reasonably practicable but no later than thirty (30) Business Days from the filing of the application. This period may be extended by mutual agreement with Grab for reasons outside of the control of [***], provided, however, that there is no contributory delay on the part of [***].

3.2.	Continuing Covenants and Undertakings of [***] in respect of the SPV.

For as long as the SPV is a Shareholder, [***] hereby covenants and undertakes:

3.2.1.

to maintain control over the SPV. For this purpose, a change in control over the SPV is deemed to have occurred when there is a change in [***]’s legal and/or beneficial ownership of his shares in the SPV, such that, as a result of such change, [***] owns less than seventy percent (70%) of the outstanding capital stock of the SPV, or when [***] ceases to have the right to nominate at least a majority of the directors of the SPV;

3.2.2.	not to transfer any of his shares in SPV to a Competitor;

3.2.3.	to take all necessary steps (including, if necessary, the repurchase of shares in the SPV) to ensure that a Competitor will not be a shareholder of the SPV; and

3.2.4.	to comply with all applicable Anti-Bribery Laws and Anti-Money Laundering Laws;

3.2.5.	to ensure that any new shareholder of the SPV will comply with all applicable Anti-Bribery Laws and Anti-Money Laundering Laws.

3.3.	Equity Restructuring Covenant.

3.3.1.	Within five (5) Business Days from the approval by the SEC of the incorporation of the SPV, the Corporation shall, and Grab and [***] shall cause the Corporation to:

(a)

approve the amended Articles of Incorporation (substantially in the form set out in Annex A-1) reflecting the change in address of the Corporation and the change in the equity structure of the Corporation in accordance with Schedule 2 (the “Equity Restructuring Plan”);

(b)	approve the amended By-laws (substantially in the form set out in Annex B); and

(c)	cause the filing of the application for the approval of the amended Articles of Incorporation and amended By-Laws with the SEC.

3.3.2.

The Shareholders shall use all reasonable best efforts to prepare and/or obtain all consents, corporate approvals and other documents required for the application to the SEC to approve the amended Articles of Incorporation and amended By-Laws.

3.3.3.	No later than five (5) Business Days from the approval by the SEC of the amended Articles of Incorporation:

(a)

[***] shall cause the SPV to subscribe to and fully pay for Eighteen Million Seven Hundred Fifty Seven Thousand and Five Hundred (18,757,500) Preferred Shares, at the subscription price of Twenty Centavos (PhP0.20) per share, or a total subscription price of Three Million Seven Hundred Fifty One Thousand and Five Hundred Pesos (PhP3,751,500.00) (and, following receipt of payment, the Parties shall cause the Corporation to issue such Preferred Shares in favor of [***]). All documentary stamp taxes due on the SPV’s subscription to the Preferred Shares shall be for the sole account of the Corporation;

(b)

[***] shall sell the Common Shares legally and beneficially owned by him to Grab. All documentary stamp taxes due on this shall be for the sole account of Grab while all capital gains taxes (or donor’s taxes, if any) shall be for the sole account of [***]. For this purpose, [***] and Grab shall execute a deed of absolute sale which shall substantially be in the same form as that set out in Annex C; and

(c)

[***] shall cause the SPV to: (i) agree to be bound by the terms of this Agreement; and (ii) assume, from and after the date of such approval, all of the obligations and liabilities of [***] under this Agreement. Grab and [***] shall execute, and [***] shall cause the SPV to execute, the appropriate documents regarding the foregoing, including but not limited to the accession and amendment agreement (in the form attached hereto as Annex D; the “Accession and Amendment Agreement”).

(d)

Thereafter, the Corporation shall, and Grab and the SPV shall cause the Corporation to approve the amended Articles of Incorporation (substantially in the form set out in Annex A-2) to reflect the number of Common Shares and Preferred Shares as set out in the Equity Restructuring Plan.

3.4.	Post-Investment and Equity Restructuring Capital Structure

Upon completion of the Investment and Equity Restructuring described in this Section 3, the Corporation’s subscribed and paid-up capital stock shall be as follows:

Shareholder	Type of Shares	Number of Shares Subscribed	Par Value (in PhP)	Amount of Subscription (in PhP)	Percent of Ownership
SPV	Preferred	18,757,500	0.20	3,751,500.00	60%
Grab, Inc.	Common	12,500,000	1.00	12,500,000.00	40%

Total		31,257,500		16,251,500.00

SECTION 4. MANAGEMENT OF THE CORPORATION

4.1.	Shareholders.

4.1.1.	Date and place of shareholders’ meetings.

(a)	The annual meeting of the shareholders shall be held on the first week of July of each year.

(b)

Special meetings of the shareholders may be called for any purpose, at any time, by any of the following: (i) the majority of the Board of Directors, at its own instance, or at the written request of shareholders representing at least forty percent (40%) of the issued and outstanding capital stock; or (ii) the President / Chief Executive Officer.

(c)

Shareholders meetings, whether regular or special, shall be held in the principal office of the Corporation or at any place designated by the Board of Directors in the city or municipality where the principal office of the Corporation is located.

(d)

Subject to the notice, quorum, and voting requirements provided in this Section 4.1, the Shareholders may hold regular or special meetings through teleconferencing or video conferencing or other modes of communication that allow them reasonable opportunities to participate, in accordance with Applicable Law.

4.1.2.

Notice of shareholders’ meetings. Notices for the regular meetings shall be sent by the Secretary by personal delivery, by mail, by electronic message / mail, or through an electronic platform or other online messaging services at least twenty-one (21) days prior to the date of the meeting to each shareholder of record at his last known address. Notices for the special meetings shall be sent by the corporate secretary by personal delivery, by mail, by electronic message / mail, or through an electronic platform or other online messaging services at least one (1) week prior to the date of the meeting to each shareholder of record at his last known address. The notice shall state the place, date and hour of the meeting, the purpose for which the meeting is called, and such other items as may be required under Section 50 of Republic Act No. 11232 (otherwise known as the Revised Corporation Code). In case of postponement of shareholders’ meetings, written notice shall be sent to all shareholders at least two (2) weeks prior to the date of the meeting, When the meeting is adjourned to another time or place on the date of the meeting, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. At the reconvened meeting, any business may be transacted that might have been transacted on the original date of the meeting.

4.1.3.

Quorum. The quorum shall be deemed to exist for any shareholders’ meeting where there are present, in person, by proxy, or by remote communication, at least two Shareholders holding collectively two-thirds (2/3) of the total issued and outstanding stock of the Corporation. If no quorum is constituted, the meeting shall be adjourned until such day (which is at least five (5) Business Days from the first meeting), time and place as the Shareholders present in the meeting may determine (with proper notice to the Shareholders). If no quorum is constituted during the adjourned meeting, a quorum shall be deemed to exist in the next meeting for as long as the Shareholders holding a majority of the outstanding capital stock of the Corporation are present.

The same quorum requirements shall be applied to meetings of the shareholders of the OpCos.

4.1.4.

Voting. Any shareholder resolution shall be adopted by the Corporation with the affirmative vote of majority of the Shareholders present at any meeting of the Shareholders where there is a quorum as provided under Section 4.1.3, provided, however, that the following matters shall only be adopted by the Corporation with the affirmative vote of the Shareholders representing at least two-thirds (2/3) of the total issued and outstanding capital stock of the Corporation: (i) any matter provided under Schedule 3 (Shareholder Reserved Matters) (the “Shareholder Reserved Matters”), and (ii) the decision of the Corporation on matters relating to any of the OpCos which would be considered as Shareholder Reserved Matters if relating to the Corporation, including the manner in which the Corporation shall exercise its voting rights arising from its shares in the pertinent OpCo. In the event that the affirmative vote as required under this Section 4.1.4 is not obtained (a “Shareholder Deadlock”), the provisions of Section 4.5 (Deadlock) shall apply. A shareholder may vote in person, through a proxy, or through remote communication, according to the methods set out and authorized in the amended By-Laws.

4.2.	Board of Directors.

4.2.1.	Responsibility. The management of the Corporation shall be the principal responsibility of its board of directors (the “Board of Directors”).

4.2.2.	Composition.

(a)

Prior to the incorporation of the SPV, (i) the Board of Directors shall be composed of five (5) members; and (ii) for as long as [***] owns sixty percent (60%) and Grab owns forty percent (40%) of the total issued and outstanding capital stock of the Corporation, [***] shall have the right to nominate three (3) directors, and Grab shall have the right to nominate two (2) directors.

(b)

After the incorporation of the SPV (i) the Board of Directors shall continue to be composed of five (5) directors; and (ii) for as long as the SPV owns sixty percent (60%) and Grab owns forty percent (40%) of the total issued and outstanding capital stock of the Corporation, the SPV shall have the right to nominate three (3) directors, and Grab shall have the right to nominate two (2) directors.

(c)	[***] and the SPV (as the case maybe) shall, at all times, nominate individuals who are Filipino citizens as directors of the Corporation.

(d)	The Shareholders shall exercise their votes to enable the appointment of the directors so nominated at elections held in accordance with the Articles of Incorporation and By-Laws of the Corporation.

(e)	All directors shall hold office for one (1) year and may be re-elected.

(f)

The right of each Shareholder to nominate directors under this Agreement shall include the right to remove such directors elected by them at any time. If, after being elected, any director resigns, dies, is disqualified, or is removed from office for any cause, the Shareholder that nominated such director shall have the right to nominate a successor.

4.2.3.	Meetings.

(a)

Date and place of meetings. Regular meetings of the Board of Directors shall be held quarterly on such dates and at such times and places as the Board of Directors may determine. Special meetings of the Board of Directors may be held at any time upon the call of the President / Chief Executive Officer, or by any of the directors.

(b)

Notice of meetings. The notice of the meeting shall be communicated by the corporate secretary to each director by personal delivery, by mail, by electronic message / mail, or through an electronic platform or other online messaging services at least two (2) days prior to the scheduled meeting. It shall indicate the date, time and place of the meeting. A director may waive this requirement, either expressly or impliedly.

(c)

Meetings through teleconferencing or video conferencing. Subject to the notice, quorum, and voting requirements provided in this Section 4.2.3, the Board of Directors may hold regular or special meetings through teleconferencing or video conferencing or other modes of communication that allow them reasonable opportunities to participate, in accordance with Applicable Law.

4.2.4.

Quorum. The quorum for a meeting of the Board of Directors shall require the presence throughout the meeting, in person or by remote communication, of a majority of the total number of Directors as specified in the articles of incorporation; provided however, that no quorum shall be validly constituted, and no business at any meeting of the Board of Directors shall be transacted, unless at least one (1) Nominee Director nominated by [***] or the SPV (as the case may be) and one (1) Nominee Director nominated by Grab are present at the commencement of such meeting and throughout its proceedings. If at any meeting of the Board, at least one (1) Nominee Director nominated by [***] or the SPV (as the case may be) and one (1) Nominee Director nominated by Grab is not present despite proper notice, the meeting shall be adjourned to a date which is at least three (3) Business Days from the first meeting, provided that notice of the adjourned meeting shall be sent to all Directors at least two (2) Business Days prior to such meeting and the adjourned meeting shall have the same agenda. If no quorum is constituted during the adjourned meeting, a quorum shall be deemed to exist during the next meeting if a majority of the total number of Directors are present.

The same quorum requirements shall be applied to meetings of the board of directors of the OpCos.

4.2.5.

Voting. The affirmative vote of a majority of the Directors present at any meeting of the Board of Directors where there is a quorum will be sufficient to approve and authorize a corporate act, and the director participating via remote communication may cast his or her vote through electronic message / mail, or through an electronic platform or other online messaging service or such other manner as may be provided in the Corporation’s internal procedures, except that the following matters shall require the approval of at least one (1) Nominee Director nominated by [***] or the SPV (as the case maybe) and one (1) Nominee Director nominated by Grab:

(a)	the resolutions concerning the matters set out in Schedule 4 (Board Reserved Matters) (the “Board Reserved Matters”); and

(b)

the decision of the Corporation on matters relating to any of the OpCos which would be considered as Board Reserved Matters if relating to the Corporation, including the manner in which the Corporation shall instruct its nominee directors in the pertinent OpCo to exercise his or her voting rights as such director.

In the event that the affirmative vote as required under Section 4.2.5(a) or 4.2.5(b) is not obtained (a “Board Deadlock”), the provisions of Section 4.5 (Deadlock) shall apply.

4.2.6.	Qualifying Shares. It shall be the responsibility of each Shareholder to assign qualifying shares to its Nominee Directors to entitle such Nominee Directors to be elected to the Board of Directors.

4.3.	Officers.

4.3.1.	The officers of the Corporation shall include the following:

(a)	a President / Chief Executive Officer;

(b)	a Corporate Secretary; and

(c)	a Treasurer.

The Corporation may also have such other officers as the Board of Directors may designate from time to time.

4.3.2.	The functions and responsibilities of the officers of the Corporation shall be specified in the By-Laws of the Corporation.

4.4.	Dividend Policy.

4.4.1.

Any dividends declared shall be distributed to the Shareholders in accordance with the dividend rights of the shares held by the Shareholders, provided, however, that cash dividends pertaining to the Shareholders shall first be applied to the unpaid portion of their respective subscriptions, if any.

4.4.2.	The Corporation hereby adopts, and shall cause the OpCos to adopt, the following policies relating to the declaration of dividends in each accounting period:

(a)

the Corporation and the OpCos shall retain and shall distribute only such amounts of profits as the Board, acting reasonably, determines to be required to meet the existing and future working capital, debt service, regulatory capital adequacy, capital expenditure and growth requirements of the business of the Corporation and the OpCos (as specifically contemplated by the approved business plan);

(b)

to distribute the balance of any profits which are lawfully and properly available for distribution by way of dividend (the “Dividends Payable”) within thirty (30) Business Days after the end of each accounting period;

(c)	an OpCo that incurs losses for an accounting period shall not declare any dividends for the said accounting period.

4.4.3.	Each Shareholder shall receive dividends in accordance with the features of the Shares held by such Shareholder.

4.5.	Deadlock.

4.5.1.

In the event of a Board Deadlock, the Board shall, immediately upon the occurrence of the Board Deadlock, refer the relevant matter to the Shareholders who shall negotiate in good faith with a view to resolving the relevant matter within fifteen (15) Business Days of notification of the Board Deadlock by the Board.

4.5.2.

Upon the resolution of such matter by the Shareholders acting in unanimity, the Board shall be bound to give effect to the agreement reached between the Shareholders. If the matter is not resolved by the Shareholders acting in unanimity, a deadlock of the Shareholders (also, a “Shareholder Deadlock”) shall be deemed to have occurred.

4.5.3.

In the event of a Shareholder Deadlock pursuant to Section 4.1.4 or Section 4.5.2, each Shareholder shall, immediately upon the occurrence of any such Deadlock, refer the relevant matter to its representative (“Shareholder Representative”). Each Shareholder shall procure that its Shareholder Representatives meet as soon as possible to negotiate the relevant matter in good faith with a view to resolving such matter within fifteen (15) Business Days from notification by the Shareholders of the Deadlock. Upon the resolution of such matter by the Shareholder Representatives, the Shareholders shall be bound to effect the agreement reached between such Shareholder Representatives. In the event that the Shareholder Representatives are not able to resolve the Deadlock within the time period specified in this Section 4.5.3, the provisions of Section 7 (Call Option) shall apply.

SECTION 5. RESTRICTIONS ON ISSUANCES AND TRANSFERS OF SHARES

5.1.	Pre-emptive rights in respect of issuances of shares.

5.1.1.

Unless otherwise waived in writing by any Shareholder, each Shareholder shall have pre-emptive rights in proportion to their respective shareholdings in the Corporation in respect of: (a) any increase in the authorized capital stock of the Corporation; (b) any issuance of new or unissued Shares out of the unsubscribed authorized capital stock of the Corporation; and (c) any issuance out of treasury shares of the Corporation. Such pre-emptive right shall be deemed to extend to Shares issued for property, for services or in payment of indebtedness, to securities convertible into any shares of stock, and to options to purchase any such share or any such convertible security.

5.1.2.

Failure by a Shareholder to exercise, or to designate a third party or parties (qualified to own and hold Shares in the Corporation in compliance with Applicable Law) to exercise, its pre-emptive rights within fifteen (15) Business Days from receipt of written notice issued by the Corporation, shall be deemed a waiver or relinquishment of such right by the relevant Shareholder.

5.2.	Restrictions on voluntary transfers of shares.

5.2.1.	General Requirements of Transfer.

(a)

It is a condition to any sale, transfer, pledge, hypothecation or creation of any Encumbrance (a “Transfer”) of Shares (such Shares, the “Transfer Shares”) to a person that is not already a Party to this Agreement (the “Transferee”) under this Section 5.2 that the Transferee (i) agrees to be bound by the terms of this Agreement and any other agreement affecting the Transfer Shares, (ii) assumes, from and after the effective date of the Transfer, all of the obligations and liabilities of the transferring Shareholder (in proportion to the number of Shares which the third party shall acquire) and (iii) executes the appropriate documents regarding the foregoing, including but not limited to the Accession Agreement.

(b)

No Transfer of Shares shall be made by the Shareholders to any person if such Transfer would reduce the stock ownership of Filipino nationals in the Corporation to less than the required percentage of the capital stock as provided by existing Applicable Law.

(c)	No Transfer of Shares shall be made by the Shareholders to a Competitor.

(d)

The Transfer shall not violate, and shall be in full compliance with all Applicable Laws, and with any order of any Governmental Authority applicable to the Corporation or to any Shareholder or prospective Shareholder, and all approvals required by the Shareholders under any contract or pursuant to any Applicable Laws shall have been obtained.

(e)

The Transfer shall not violate or constitute or result in an event of default, or result in an acceleration of any indebtedness under any note, mortgage, loan contract or similar instrument or document to which the Corporation is a party.

(f)	A Transfer in violation of any provision of this Section 5.2 shall be null and void and shall not be recorded by the corporate secretary of the Corporation in its stock and transfer books.

5.2.2.

Right of First Offer. In the event that a Shareholder (for purposes of this Section 5.2.2, the “Selling Shareholder”) desires to Transfer its Shares, the Selling Shareholder shall first offer its shares to the other Shareholders (the “Non-Selling Shareholders”) as follows:

(a)

The Selling Shareholder shall send a written notice (the “ROFO Notice”) to the Non-Selling Shareholders (with a copy to the Corporate Secretary of the Corporation) specifying the number of shares the Selling Shareholder intends to Transfer (the “Offered Shares”).

(b)

The Non-Selling Shareholders shall have fifteen (15) Business Days (the “ROFO Period”) from receipt of the ROFO Notice, within which to submit an offer to the Selling Shareholder by sending a written notice (the “Offer”) to the Selling Shareholder (with a copy to the Corporate Secretary of the Corporation) specifying (i) the number of shares it desires to purchase, (ii) the consideration or price per share, and (iii) other terms and conditions of the purchase. If no Offer is given by a Non-Selling Shareholder to the Selling Shareholder within the ROFO Period, such Non-Selling Shareholder shall be deemed to have declined to make an offer and shall have no further rights under this Section 5.2.2 and the Selling Shareholder shall be free to offer the Offered Shares to third parties, provided, however, that any sale of the Offered Shares to third parties must first comply with the provisions of Section 5.2.3.

(c)

The Selling Shareholder shall have thirty (30) Business Days (the “Acceptance Period”) from receipt of the Offer within which to elect to accept such offer by giving written notice thereof to the Non-Selling Shareholder (such notice, the “Acceptance Notice”). If no Acceptance Notice is given by the Selling Shareholder to the pertinent Non-Selling Shareholder within the Acceptance Period, the Selling Shareholder is deemed to have rejected the Offer and shall be free to offer the Offered Shares to third parties, provided, however, that any sale of the Offered Shares to third parties must first comply with the provisions of Section 5.2.3.

(d)

As soon as possible after the Non-Selling Shareholder’s receipt of the Acceptance Notice, the Selling Shareholder and Non-Selling Shareholder shall enter into an agreement for the Non-Selling Shareholder’s purchase of all of the Offered Shares, subject to the Non-Selling Shareholder’s right to assign its right to acquire the Offered Shares to a qualified person if the Non-Selling Shareholder is not qualified under Applicable Law to acquire the Offered Shares.

5.2.3.

Right of First Refusal. In the event that a Shareholder (for purposes of this Section 5.2.3, the “Selling Shareholder”) receives a bona fide offer from a third party (the “Proposed Transferee”) for the purchase of its Shares (the “Sale Shares”) and desires to Transfer its Shares under the terms and conditions of such offer, the Selling Shareholder shall first grant the other Shareholders (the “Non-Selling Shareholder”) a right of first refusal over the Sale Shares as follows:

(a)

The Selling Shareholder shall first offer all of the Sale Shares to the Non-Selling Shareholder, by sending a written notice (the “ROFR Notice”) to the Non-Selling Shareholder (with a copy to the Corporate Secretary of the Corporation) specifying (i) the number of Sale Shares, (ii) the consideration or price per share, (iii) the terms and conditions of Transfer which shall be the same as the bona fide offer, and (iv) the identity of the Proposed Transferee. The ROFR Notice shall constitute an offer to the Non-Selling Shareholder to acquire all the Sale Shares for the price and upon the terms and conditions specified in the ROFR Notice.

(b)

The Non-Selling Shareholder shall have thirty (30) Business Days (the “ROFR Exercise Period”) from receipt of the ROFR Offer, within which to elect to accept such offer by giving written notice thereof to the Selling Shareholder (such notice, the “ROFR Exercise Notice”).

(c)

As soon as possible after the Selling Shareholder’s receipt of the ROFR Acceptance Notice, the Selling Shareholder and Non-Selling Shareholder shall enter into an agreement for the Non-Selling Shareholder’s purchase of all of the Offered Shares, subject to the Non-Selling Shareholder’s right to assign its right to acquire the Offered Shares to a qualified person if the Non-Selling Shareholder is not qualified under Applicable Law to acquire the Offered Shares.

(d)

If no ROFR Exercise Notice is sent by the Non-Selling Shareholder to the Selling Shareholder within the ROFR Exercise Period, such Non-Selling Shareholder is deemed to have waived its rights under this Section 5.2.3 and the Selling Shareholder may then transfer the Sale Shares to the Proposed Transfer, provided, however, that the Selling Shareholder and the Proposed Transferee shall enter into an agreement for the sale of the Sale Shares within fifteen (15) Business Days from the expiration of the ROFR Exercise Period. If no such agreement is entered within said period, the Selling Shareholder shall cease to have the right to sell the Sale Shares to the Proposed Transferee and the restrictions of this Section 5.2.3 shall again apply to any proposed Transfer of the Sale Shares.

(e)

The Selling Shareholder shall cause the Proposed Transferee to be bound by the terms and conditions of this Agreement as if it were an original party thereto through the execution of an Accession Agreement (in the form attached hereto as Annex E; the “Accession Agreement”).

(f)	The Selling Shareholder shall reimburse the Corporation for all costs and out-of-pocket expenses incurred by the Corporation in connection with the sale of the Offered Shares.

5.2.4.	Excluded Transfers. The provisions of Section 5.2 shall not apply to:

(a)

transfers of Shares to a nominee of the transferring Shareholder for the purpose of qualifying such individual to be a Nominee Director if such shareholding in the Corporation is required by Applicable Law to qualify said Nominee Director as a member of the Board, and any Transfer by any such Nominee Director to his successor from time to time;

(b)

transfers of Shares by a Shareholder to such Shareholder’s holding company, a wholly-owned subsidiary or a wholly-owned subsidiary of the Shareholder’s holding company, provided, however, that the transferee shall be obliged to execute the Accession Agreement; and

(c)	the transfer by [***] of the Common Shares owned by him in favor of Grab, and the issuance by the Corporation of the Preferred Shares in favor of the SPV, as provided in Section 3.3.3.

5.3.	Involuntary transfers; Right of redemption.

5.3.1.

In cases of foreclosure sales or sales after attachment or an execution of judgment, involving shares of stock of the Corporation, each Shareholder of record of the Corporation shall have the right to redeem said shares by paying or delivering to the purchaser at the aforesaid sale the amount of the obligation for which the Shares were foreclosed, together with all expenses incurred in relation to the conduct of such sale, within one hundred twenty (120) calendar days from and after the time a transfer consequent upon such a sale is presented to the Corporation for registration on its stock and transfer book.

5.3.2.

Each Shareholder of the Corporation shall be entitled, up to the limit allowed by Applicable Law or regulation, to redeem such proportion of said Shares as the number of shares of stock which it holds bears to the total number of outstanding stock, excluding the Shares available for redemption, of the Corporation, and may, in addition, offer to redeem any other shares not taken up by any Shareholder pursuant to the right of redemption herein given.

5.3.3.

If the total number of Shares which the shareholders wish to redeem exceeds the actual number of Shares available for redemption, each Shareholder offering to so redeem (the “Redeeming Shareholder”) shall be entitled to redeem such proportion of the actual number of Shares available for redemption which the number of shares of stock the Redeeming Shareholder holds prior to the exercise of its right of redemption bears to the aggregate number of Shares which all Redeeming Shareholders held prior to the exercise of their right of redemption.

SECTION 6. EVENTS OF DEFAULT

6.1.	Events of Default.

The following are events of default under this Agreement (each, an “Event of Default”:

6.1.1.

if any Party breaches or defaults, in any material respect, in performing or complying with or in failing to perform or comply with, any of its obligations or any of the terms and conditions of this Agreement, or is in Material Breach of its representations and warranties and such breach or default has not been remedied (if capable of remedy) or damages paid arising from such Material Breach or default to the reasonable satisfaction of the non-breaching Party(s) within forty-five (45) Business Days of delivery of a notice from the non-breaching Party(s) of such breach or default;

6.1.2.	if any Shareholder Transfers, or attempts to Transfer, any of its Shares in violation of the terms and conditions of this Agreement;

6.1.3.	if any Shareholder Transfers, or attempts to Transfer, any of its Shares to a Competitor;

6.1.4.

an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (a) liquidation, reorganization, insolvency or other similar relief in respect of any Party, or any of its respective debts, or of a substantial part of any of each of its assets, under any bankruptcy, insolvency, receivership or similar law of any country or jurisdiction now or hereafter in effect, or (b) the appointment of a receiver, trustee, custodian, sequestrator, conservator, administrator or similar official for any Party, or for a substantial part of any of each of its assets, and, in any such case, such proceeding or petition shall continue undismissed for a period of forty-five (45) Business Days from commencement;

6.1.5.

any Party shall (a) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization, composition or other relief under any bankruptcy, insolvency, receivership or similar law of any country or jurisdiction now or hereafter in effect, (b) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in this paragraph, (c) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator, administrator or similar official or for a substantial part of each of its assets, (d) file an answer admitting the allegations of a petition filed against any of it in any such proceeding, (e) make a general assignment for the benefit of any of its creditors or (f) take any action for the purpose of effecting any of the foregoing;

6.1.6.	in respect of any Shareholder, if its shareholdings in the Corporation becomes prohibited or restricted under Applicable Law;

6.1.7.

in respect of any Shareholder, if any additional restrictions or requirements are imposed on the Corporation, or on its business, or on any of the OpCos and their respective business, by reason of the shareholding of such Shareholder;

6.1.8.	in respect of [***], and for as long as he is a Shareholder:

(a)	his incapacitation by reason of guardianship, insolvency, insanity or civil interdiction;

(b)

his conviction by judgment of a court of competent jurisdiction (notwithstanding the fact that reconsideration of such judgment may still be sought or that such judgment is appealable), or his entry of a guilty plea before a court of competent jurisdiction, for any crime of moral turpitude, including violations of Anti-Bribery Laws and Anti-Money Laundering Laws; and

6.1.9.	in respect of the SPV, from the time it becomes a Shareholder:

(a)

when a change in control over the SPV occurs. A change in control over the SPV is deemed to have occurred when there is a change in [***]’s legal and/or beneficial ownership of his shares in the SPV, such that, as a result of such change, [***] owns less than seventy percent (70%) of the outstanding capital stock of the SPV, or when [***] ceases to have the right to nominate at least a majority of the directors of the SPV;

(b)	[***]’s incapacitation by reason of guardianship, insolvency, insanity or civil interdiction;

(c)	any question or doubt on [***]’s citizenship under Applicable Law or issuance by a Governmental Authority;

(d)	any Transfer or attempt to Transfer by [***] of any of his shares in the SPV to a Competitor; and

(e)

[***]’s conviction by final judgment of a court of competent jurisdiction, or his entry of a guilty plea before a court of competent jurisdiction, for any crime of moral turpitude, including violations of Anti-Bribery Laws or Anti-Money Laundering Laws.

6.2.	Notice of Any Event of Default.

Each Party agrees that it shall promptly notify the other Parties of any Event of Default that occurs in relation to it.

6.3.	Consequences of Default.

6.3.1.

Upon the occurrence of any Event of Default, the Shareholder that is not in default (the “Non-Defaulting Shareholder”) shall have the right to exercise the Call Option described in Section 7, without prejudice to any other remedies available to it under Applicable Law, including but not limited to, damages.

6.3.2.

The Shareholder in default (the “Defaulting Shareholder”) shall likewise be liable to the Non-Defaulting Shareholder for damages, losses, liabilities, costs and expenses (including settlement costs and any reasonable legal, accounting or other expenses for investigating or defending any action or threatened action) sustained or incurred directly or indirectly in any way whatsoever by the Non-Defaulting Shareholder as a result of such breach or default.

SECTION 7. CALL OPTION

7.1.	Deadlock Call Option.

In the event that a Shareholder Deadlock occurs that is not resolved within the period referred to in Section 4.5.3:

7.1.1.

Grab Deadlock Call Option. For a period of twenty (20) Business Days from the expiration of the Deadlock Resolution Period, Grab shall have the right (but not the obligation) to require [***] (or the SPV, upon completion of the Equity Restructuring and accession of the SPV into this Agreement), by written notice, to sell to Grab (or its assignee or designee in accordance with Section 7.3 all Shares legally of beneficially owned by [***] or the SPV and their nominees (as the case maybe).

7.1.2.

[***]/SPV Deadlock Call Option. In the event that Grab does not exercise the Call Option granted to it under Section 7.1.1, [***] or the SPV (as the case maybe) shall, for a period of twenty (20) Business Days from the expiration of the Grab Call Option Period, have the right (but not the obligation) to require Grab, by written notice to sell to [***] or the SPV (as the case maybe) all Shares legally or beneficially owned by Grab.

(The Call Option granted under this Section 7.1, the “Deadlock Call Option”.)

7.1.3.	Deadlock Call Option Price.

(a)

The Deadlock Call Option Price shall be the Investment Value of the Shares subject of the Deadlock Call Option plus annual interest thereon at the Agreed Rate of Return, calculated for the Investment Period, provided that, in case a period is less than a year, the interest shall be computed based on the actual number of days in a 360-day period, and where:

“Investment Value” means the paid-up value of the Shares subject of the Deadlock Call Option as recorded in the books of the Corporation;

“Agreed Rate of Return” means the Agreed Benchmark Rate plus the Agreed Risk Premium;

“Agreed Benchmark Rate” means the rate of interest that is the simple average of the “Final BVAL YTM” (or its successor designation) for the ten-year tenor of the Republic of the Philippines Peso-denominated domestic government bonds, as published on the relevant page of Bloomberg at approximately 5:00 p.m. (Philippine Standard Time), for the three (3) consecutive Business Days preceding and inclusive of the Exercise Price Determination Date, provided, however, that if due to market disruptions, the Agreed Benchmark Rate is not available or cannot otherwise be determined, the Agreed Benchmark Rate shall be the arithmetic mean of the lending rates quoted by the top three universal banks in the Philippines based on total resources as most recently published by the PDEx terminal or the PDST-R2 page of Bloomberg; and

“Agreed Risk Premium” means three percent (3%).

“BVAL” means the Bloomberg Valuation Service, the electronic financial information service provider, and when used in connection with the Agreed Benchmark Rate, the display page so designated on BVAL (or such other page as may replace that page on that service), or such other service as may be nominated by the information vendor, for the purposes of displaying rates or prices to that Agreed Benchmark Rate

“Exercise Price Determination Date” means the date on which the Deadlock Call Option Price is determined, which shall be the date on which the Deadlock Call Option is exercised, as indicated in the written notice referred to in Section 7.1.1 and Section 7.1.2.

“Investment Period” means the period commencing on the execution of this Agreement until and inclusive of the Exercise Price Determination Date.

The Parties recognize that the Agreed Risk Premium was arrived at and determined after discussions between the Parties in good faith and taking into account the nature and historical performance of the business of the Corporation and the OpCos, the risks of doing business in the Philippines, the market risks applicable to the business, the conditions prevailing at the time of this Agreement (including the projected economic downturn brought about by the pandemic and the regulatory restrictions imposed by the government), among others.

(b)

The Shareholder exercising the Deadlock Call Option shall, in the written notice referred to in Section 7.1.1 and Section 7.1.2, provide its computation of the Deadlock Call Option Price, which shall be deemed accepted by the Shareholder against whom the Deadlock Call Option is being exercised, unless disputed by such Shareholder within three (3) Business Days from receipt of said written notice.

7.2.	Default Call Option

7.2.1.

Upon the occurrence of any Event of Default, the Non-Defaulting Shareholder shall have the right (but not the obligation) to require the Defaulting Shareholder to sell to the Non-Defaulting Shareholder all Shares legally or beneficially owned by the Defaulting Shareholder (this right, the “Default Call Option”).

7.2.2.	The Default Call Option shall be exercised as follows:

(a)

The Non-Defaulting Shareholder shall, within twenty (20) Business Days from acquiring knowledge of the occurrence of the Event of Default, notify the Defaulting Shareholder by written notice of its intention to exercise the Default Call Option. Said written notice shall include the computation by the Non-Defaulting Shareholder of the Default Call Option Price, which shall be deemed accepted unless disputed by the Defaulting Shareholder within three (3) Business Days from its receipt of said written notice.

(b)

The Transfer of Shares from the Defaulting Shareholder to the Non-Defaulting Shareholder shall occur within twenty (20) Business Days from receipt by the Defaulting Shareholder of the notice described in Section 7.2.2(a).

(c)

The Default Call Option Price shall be the Deadlock Call Option Exercise Price (provided that, in determining the Exercise Price Determination Date, the same shall be the date indicated in the written notice referred to in Section 7.2.2(a) less the Agreed Discount, where the Agreed Discount is twenty percent (20%). The parties recognize that the Agreed Discount is in the nature of a penalty that the Parties mutually agreed to be reasonable considering, among others, the importance of the covenants and obligations under the Agreement and the impact and severity of any breach thereof.

7.3.	Grab Call Option.

7.3.1.

In the event of any change in Applicable Law that results in non-Philippine nationals being allowed to hold more than forty percent (40%) of the outstanding capital stock or shares entitled to vote in the election of directors of the Corporation and/or the OpCos, Grab shall have the right (but not the obligation) to require [***] or the SPV (as the case maybe) to sell to Grab, by written notice, all, or an appropriate portion, of the Shares held by [***] or the SPV (as the case maybe), subject to any foreign ownership restriction then applicable (if any) (this right, the “Grab Call Option”, collectively with the Deadlock Call Option and the Default Call Option, a “Call Option”).

7.3.2.

The Grab Call Option Price shall be the Deadlock Call Option Price, provided, that in determining the Exercise Price Determination Date, the same shall be the date indicated in the written notice referred to in Section 7.3.1. Grab shall, in the written notice referred to in Section 7.3.1, provide its computation of the Grab Call Option Price, which shall be deemed accepted by [***] or the SPV (as the case maybe) unless disputed by them within three (3) Business Days from receipt of said written notice.

7.4.	Disputes Regarding the Call Option Price

In the event of any dispute regarding the computation of a Call Option Price, the same shall be referred to an expert (the “Expert”) jointly appointed by the Shareholders from among Ernst & Young, KPMG, PricewaterhouseCoopers and Deloitte Touche Tohmatsu, and their Philippine affiliates within ten (10) Business Days from the date that the computation is disputed. The purpose of the appointment of the Expert is to confirm or determine (as the case may be) the Call Option Price. If agreement cannot be reached within the ten (10) Business Day-period referred to above, the Expert shall be chosen by lot from among the list of Experts referred to above.

The Parties shall procure that, as a condition for the engagement of the Expert, it shall render its report within ten (10) Business Days from appointment. Upon the appointment of the Expert, the Expert shall be provided a copy of the computation of Grab Call Option Price to aid the Expert in its validation or determination. The Expert shall act as an expert and not as an arbitrator.

7.5.	Non-Assignability of Call Options.

The Call Options herein granted shall be exercisable only by the Shareholder in whose favor the pertinent Call Option is granted, provided, however, that where Grab is the Shareholder exercising any Call Option, it may, subject to Applicable Law, assign the pertinent Call Option to an assignee or a designee qualified to own the Shares subject of the Call Option.

7.6.	Option Warranties.

Each transferor of shares over which any Call Option has been exercised hereby represents, warrants and undertakes to the party acquiring said shares that such transfer shall be with full beneficial title and free from all Encumbrances, together with: (i) any Shares hereafter issued by the Corporation by way of stock dividends on said shares, and (ii) all rights heretofore or hereafter accruing on said shares (other than any rights to property or cash dividends declared prior to the exercise of the Call Option).

7.7.	Option Completion.

7.7.1.

Upon any Call Option being exercised, it shall be deemed that the Shareholder against whom the Call Option is exercised (the “Call Option Seller”) thereby unconditionally and irrevocably permits and authorizes the Shareholder exercising the Call Option and/or its designee (as the case may be) (the “Call Option Purchaser”) as the former’s representative to do or cause to be done any acts and things necessary or incidental to effect the transfer of all Shares subject of the Call Option (the “Call Option Shares”) in favor of the latter.

7.7.2.

For the avoidance of doubt, the authorization deemed given by the Call Option Seller under Section 7.7.1 shall also include the authorization to the Call Option Purchaser to empower any person as substitute as the Call Option Purchaser deem suitable for carrying on the aforesaid purposes.

7.7.3.

Upon the Call Option being exercised, the Call Option Seller shall do or cause to be done any acts and things necessary or incidental to effect the transfer of all Call Option Shares to the Call Option Purchaser within fifteen (15) Business Days after the Call Option Seller’s receipt of the Call Option Exercise Notice, including but not limited to:

(a)

executing the share transfer instrument(s) to effect the transfer of the shares subject of the Call Option and delivering the duly executed share transfer instrument(s) to the Call Option Purchaser (or its qualified assignee or designee in the event that Grab is the Call Option Purchaser);

(b)	informing the Corporation of the exercise of the Call Option;

(c)	causing the transfer of shares to be duly registered in the share register book of the Corporation;

(d)	causing the updated list of shareholders in which the transfer of shares has been reflected to be filed with the SEC; and

(e)	any other acts and things directed by the Call Option Purchaser.

7.7.4.	The sale and purchase of the Call Option Shares pursuant to this Section 7 shall be completed upon the completion of the acts enumerated in Section 7.7.3.

SECTION 8. REPRESENTATIONS AND WARRANTIES

8.1.	Mutual representations and warranties.

Each Party represents and warrants to the others as follows:

8.1.1.	It has capacity, full power and absolute authority to execute and deliver this Agreement, and to perform its obligations hereunder.

8.1.2.	This Agreement constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

8.1.3.

All consents, licenses, approvals and authorizations of, and registrations, declarations and other filings with, any governmental agency, official or authority required by it in connection with the execution, delivery and performance of this Agreement have been duly obtained and are in full force and effect.

8.1.4.

The execution and delivery of this Agreement, and the performance of its obligations hereunder, do not and will not violate any applicable laws or regulations of the jurisdiction of its incorporation and will not conflict with or result in a breach of any contract, agreement or other obligation to which the Party is a party or for which any of the Party’s properties may be bound.

8.1.5.

No steps or legal proceedings have been taken or commenced or, to the best of its knowledge and belief, have been threatened against it challenging the validity or propriety of, or otherwise relating to or involving, this Agreement or the transactions contemplated hereby or preventing such Shareholder from entering into this Agreement or performing such Party’s obligations under this Agreement that would materially adversely affect the its ability to consummate the transactions contemplated hereby, or for the winding-up of its operations, or for its dissolution, rehabilitation or reorganization or for the appointment of a receiver, trustee or similar officer for it or any or all of its business and/or assets.

8.1.6.

No legal, arbitration or administrative proceedings of or before any Governmental Authority, which might have a material adverse effect on its legal status or on its ability to perform its obligations hereunder, has been started or to the best of its knowledge and belief, threatened.

8.1.7.	Each Party (or any of their respective directors, commissioners, or officers):

(a)	has not made any bribe, influence payment, kickback, payoff, benefits or any other type of payment (whether tangible or intangible) that would be unlawful under any applicable Anti-Bribery Laws;

(b)

has not offered, paid, promised to pay, or authorized any payment or transfer of anything of value, directly or indirectly, to any person for the purpose of: (i) influencing any act or decision of any officer, cadre, civil servant, employee or any other person acting in an official capacity for any Governmental Authority, or to any candidate for political office (individually and collectively, a “Government Official”) in his official capacity, (ii) inducing a Government Official to do or omit to do any act in relation to his lawful duty, (iii) securing any improper advantage, (iv) inducing a Government Official to influence or affect any act, decision or omission of any Governmental Authority, or (v) assisting the Party, or any agent or any other person acting for or on behalf of the Party, in obtaining or retaining business for or with, or in directing business to, any person; or

(c)	accepted or received any contributions, payments, gifts, or expenditures that would be unlawful under any Anti-Bribery Law.

8.2.	[***]’s representations and warranties.

[***] represents and warrants to the other Shareholders that, as of the date of this Agreement, he is a Filipino citizen, with full legal capacity, power and authority to execute, deliver and perform this Agreement and the transactions contemplated herein.

SECTION 9. TERM AND TERMINATION

9.1.	Effectivity.

This Agreement shall become binding on the date of signing of this Agreement by the Parties, following the procedure set out in Section 11.9 (the “Effective Date”).

9.2.	Term.

This Agreement shall remain valid and binding on the Parties:

9.2.1.	until such time that it is terminated in accordance with this Section 9 or when the Parties otherwise agree to so terminate this Agreement;

9.2.2.

unless otherwise provided in this Agreement, automatically in respect of any Party, when such Party ceases to hold, directly or indirectly, shares in the Corporation, save for any of the provisions which are expressed to continue in force after termination;

9.2.3.	until the voluntary or involuntary dissolution or winding-up of the Corporation; or

9.2.4.	until the date of expiration of the corporate life of the Corporation.

9.3.	Effect of termination.

9.3.1.

Upon the termination of this Agreement, this Agreement shall forthwith become null and void, and all rights and obligations of the Parties hereunder shall terminate without liability between or among any of the Parties or their respective representatives; and provided that Sections 10.2 (Non-Competition), 10.3 (Confidentiality), 11.6 (Dispute Resolution), and 11.7 (Governing Law) shall survive the termination of this Agreement.

9.3.2.	Upon termination of this Agreement, each Party shall return any Confidential Information received from the other Party.

SECTION 10. UNDERTAKINGS AND COVENANTS

10.1.	Nationality.

[***] covenants and agrees that he will remain a Filipino citizen throughout the term of this Agreement.

10.2.	Non-Competition.

10.2.1.	Except with the written consent of the other Shareholders, each Shareholder shall not:

(a)	engage in a business in the Philippines which is the same or similar to that of the OpCos’ (the “Competing Business”);

(b)	invest in a Competitor;

(c)	solicit the Corporation’s, the OpCos’ or the other Shareholders’ employees, officers, agents, contractors, or subcontractors; or

(d)

solicit the Corporation’s, the OpCos’ or the other Shareholders’ customers, prospective customers, and vendors in respect of a Competing Business, nor solicit or attempt to solicit any business from any such customers, prospective customers, and vendors in respect of a Competing Business

10.2.2.

With respect to each Shareholder, the obligations set out in this Section 10.2 shall be effective from the Effective Date and shall remain in force for a period of three (3) years from such time that a Shareholder ceases to hold Shares in the Corporation.

10.3.	Confidentiality.

10.3.1.

No Party shall disclose any Confidential Information, the existence of this Agreement, or make known any facts relating to the transactions contemplated herein, without the prior written consent of the other Parties, except (i) to its directors, officers, employees, legal and financial advisors, (ii) prospective purchasers of a direct or indirect interest in the Corporation or any of the Parties or (iii) as required by Applicable Law and/or by an order or request of a Governmental Authority. Should any of the Parties be required by law to make any such disclosure, as far as practicable, it must provide to the other Parties the content of the proposed disclosure, and the time and place at which the disclosure will be made.

10.3.2.

Except as otherwise required under Applicable Law, court process, regulation, directive, decree, order or by government or regulatory body of competent jurisdiction, or mutually agreed to in writing by the other Party, no Party shall issue any press release or make any other statement intended for public distribution relating to, or connected with, this Agreement or any aspects of the matters contained herein.

10.4.	Further acts.

The Parties agree to execute such other instruments and to perform such other acts as may be necessary to carry out in full the provisions of this Agreement.

10.5.	Mutual cooperation.

The Parties shall cooperate with each other in order to achieve the objectives hereof and shall exercise their best efforts to accommodate each other’s requests, as long as the same are reasonable and within its capacity to fulfill.

SECTION 11. MISCELLANEOUS

11.1.	Entire agreement.

This Agreement constitutes the entire agreement of the Parties as to its subject matter and supersedes all prior agreements, understandings and negotiations, written or unwritten, as to such subject matter.

11.2.	Assignability.

A Party may not assign any of its rights and interests under this Agreement to any third person without the prior written consent of the other Party.

11.3.	Amendment.

Any amendment of this Agreement shall be in writing, signed by or on behalf of the Parties hereto.

11.4.	Costs and expenses.

All costs and expenses in connection with the preparation, execution and delivery of this Agreement and other documents required to be executed in relation hereto shall be borne by the party incurring such costs and expenses.

11.5.	Notices.

Any notice or communication under this Agreement shall be in writing and shall be delivered personally or transmitted by registered mail, postage prepaid or electronic mail as follows:

To Grab:

6 Shenton Way #38-01 OUE Downtown
Singapore 068809

Attention:	John Cordova / Artawat Udompholkul
Email:	john.cordova@grab.com

To [***]:

[***]
[***]

Telephone No.:	[***]
Email:	[***]

All notices shall be deemed duly given on the date of receipt, if personally delivered, or fifteen (15) days after posting, if mailed, or upon receipt of transmission, if electronic mail. Any Party may change its address for purposes hereof by giving notice to the other Party.

11.6.	Dispute Resolution.

11.6.1.

In the event of a dispute on the interpretation or implementation of this Agreement, or the breach, termination, validity, or conflict in interpretation or application of the provisions hereof, other than with respect to a Board Deadlock or a Shareholder Deadlock, (“Dispute”), the Parties concerned shall consult with each other in good faith and attempt to settle such Dispute promptly and amicably through a meeting of appropriate senior management member(s) of each Party. A Party shall, upon the existence of a Dispute, submit to the other a written request to discuss and resolve that Dispute amicably (a “Dispute Notice”).

11.6.2.

If the Parties are unable to resolve such dispute or controversy within thirty (30) days after the receipt of the Dispute Notice by the other Party, such Dispute may be submitted to final and binding arbitration, and finally settled by arbitration administered by the Singapore International Arbitration Centre (“SIAC”) in accordance with the Arbitration Rules of the Singapore International Arbitration Centre (“Rules”) in force when the notice of arbitration is submitted in accordance with the said rules of the SIAC, which Rules are deemed to be incorporated by reference in this Section.

11.6.3.

The arbitration tribunal shall consist of three (3) arbitrators: [***] shall appoint one (1) arbitrator and Grab shall appoint the second arbitrator, and the two (2) arbitrators thus appointed shall appoint the third arbitrator who shall be the presiding arbitrator; if within thirty (30) calendar days of a request from the other Party, either of [***] or Grab fails to appoint an arbitrator, or if the two (2) arbitrators fail to agree on the third arbitrator within thirty (30) calendar days after the appointment of the second arbitrator, the appointment shall be made in accordance with the Rules.

11.6.4.	The arbitration tribunal shall issue a written opinion stating the essential findings and conclusions upon which the arbitration tribunal’s award is based.

11.6.5.	The place and venue of arbitration shall be Singapore, and the arbitration shall be conducted in the English language.

11.6.6.	The enforcement judgment with respect to any award may be entered in any court having the competent jurisdiction thereof.

11.6.7.	Nothing in this Section 11.6 shall affect either Party’s ability to seek from a court injunctive, extraordinary or equitable relief or other remedy at any time.

11.6.8.

The Parties agree that the provisions of this Section 11.6 constitute a separate and independent agreement among them and no claim that this Agreement is void, unenforceable, or ineffective shall preclude submission of any dispute, controversy or claim to arbitration. The Parties recognize that: (a) the panel of arbitrators has jurisdiction to settle the issue of whether this Agreement (or any provision thereof) is void, unenforceable, or ineffective; and (b) no Party has the right to ask a court to restrain or enjoin the conduct of arbitration proceedings for the settlement of any dispute, controversy or claim under this Agreement. No Party shall file any civil complaint or suit against the other Party and any of such Party’s officers, directors, employees or agents in relation to any matter arising out of, relating to, or in connection with this Agreement, and that all Disputes shall be settled exclusively by the procedures pursuant to this Section 11.6

11.7.	Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the Philippines, without regard to principles of conflicts of law.

11.8.	No Waiver.

The failure of any Party at any time/s to require performance by the other Parties of any provision of this Agreement shall not affect, in any way, the right of such Party to require performance of that or any other provision, and any waiver by any party of any breach of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any other right under this Agreement.

11.9.	Counterparts.

This Agreement may be entered into any number of counterparts, each of which when so executed and delivered will be an original, but all counterparts will together constitute one and the same instrument, and will be effective when counterparts have been signed by each Party and delivered to the other Party. For purposes of the effectivity of this Agreement, the Parties hereby agree that the exchange of executed copies of this Agreement in PDF or similar format by email transmission shall constitute effective execution and delivery of this Agreement as to the Parties.

[Signature page follows.]

IN WITNESS WHEREOF, the Parties have entered into this Agreement on the day and year first above written.

GRAB, INC.	[***]

/s/ Artawat Udompholkul	/s/ [***]
Name: Artawat Udompholkul
Title: Authorized Representative of Grab Inc
Dec 11, 2020	Dec 11, 2020